For Immediate Release:	Media contact: Ed Tagliaferri 212 981 5182

CKX, INC. REPORTS FIRST QUARTER 2009 RESULTS

REVENUE INCREASES 24.9% TO $81.5 MILLION AND OPERATING INCOME INCREASES 17.5% TO $23.6 MILLION. RESULTS INCLUDE RECOGNITION OF ONE-TIME LICENSE FEES

CONFERENCE CALL SCHEDULED TO DISCUSS RESULTS

NEW YORK, May 7, 2009 – CKX, Inc. (NASDAQ: CKXE) today reported financial results for its first quarter ended March 31, 2009.

Revenue for the Company grew 24.9% over the first quarter of 2008 to $81.5 million due to higher revenue at 19 Entertainment, which benefited from new television programming, and the recognition of $9.0 million of non-recurring revenue at the Presley Business and $1.0 million at the Ali Business from recently terminated license agreements to develop real estate projects around the brands.

Operating income before depreciation, amortization and non-cash stock compensation (“OIBDAN”) rose 9.0% to $28.4 million in the first quarter of 2009. OIBDAN for the first quarter of 2009 included the recognition of the $10.0 million in fees from the terminated license agreements, a $1.4 million restructuring charge at the Ali Business, $1.5 million of costs related to a potential acquisition and the write-off of $0.9 million of previously capitalized costs related to the proposed re-development of Graceland. OIBDAN for the first quarter of 2008 included $0.6 million of costs relating to merger and distribution-related costs.

Net income attributable to CKX, Inc. was $12.1 million, an increase of $0.8 million from the first quarter of 2008 and diluted income per common share of $0.13 increased $0.01 from the first quarter of 2008.

Operating income was $23.6 million in the first quarter of 2009 compared to $20.1 million in the first quarter of 2008.

Commenting on the financial results, Chairman and Chief Executive Officer Robert F.X. Sillerman said, “I am pleased to report that our businesses continue to perform well in this challenging economic environment. Our core business units maintain their dominant positions, with a vibrant pipeline for the future. 19 Entertainment’s American Idol remains the #1 rated show on television by a wide margin. The Elvis business remains strong, with the addition of the Las Vegas based Cirque du Soleil show late this year poised to add dynamic growth. The strength of our overall business, and our balance sheet, have permitted us to accelerate our development pipeline. Exciting new initiatives, that have yet to contribute to our results, provide real potential for impact in the years to come.”

Segment Results

The following table summarizes segment operating results for the first quarter of 2009 and 2008 (in millions).

	March 31,	March 31,
	2009	2008	Change
Revenue
19 Entertainment	$61.3	$53.8	14.0%
Presley Business (1)	18.6	10.3	79.4%
Ali Business (1)	1.6	1.1	45.9%

Total	$81.5	$65.2	24.9%

	March 31,	March 31,
	2009	2008	Change
OIBDAN
19 Entertainment	$23.9	$28.5	(16.1)%
Presley Business (1)	10.3	2.2	368.4%
Ali Business (1) (3)	(0.3)	0.3	—
Corporate (2)	(5.5)	(5.0)	(10.6%)

Total	$28.4	$26.0	9.0%

	March 31,	March 31,
	2009	2008	Change

Operating Income (Loss)
19 Entertainment	$20.6	$24.0	(14.3)%
Presley Business (1)	9.0	1.0	835.9%
Ali Business (1) (3)	(0.3)	0.3	—
Corporate (2)	(5.7)	(5.2)	(9.8%)

Total	$23.6	$20.1	17.5%

(1) 2009 revenue and OIBDAN include $9.0 million and $1.0 million from terminated license agreements at the Presley Business and Ali Business, respectively. 2009 OIBDAN for the Presley Business also includes the write-off of $0.9 million of previously capitalized costs related to the re-development of Graceland.

(2) 2009 OIBDAN includes a $1.5 million of acquisition-related costs in accordance with a new accounting standard. 2008 OIBDAN includes $0.6 million of costs relating to merger and distribution-related costs.

(3) 2009 OIBDAN includes severance costs of $1.4 million at the Ali Business due to a restructuring of the business.

Effective the first quarter of 2009 the Company has changed its segment presentation to include MBST in the 19 Entertainment segment. The prior year figures presented above have been recasted to conform to the current year’s presentation.

Use of Operating Income before Depreciation, Amortization and Non-cash Stock Compensation

We evaluate our operating performance based on several factors, including a financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets, and non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets (which we refer to as “OIBDAN”). The Company considers OIBDAN to be an important indicator of the operational strengths and performance of our businesses and the critical measure the chief operating decision maker (CEO) uses to manage and evaluate our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses or stock-based compensation expense. Accordingly, OIBDAN should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with US GAAP as OIBDAN is not a GAAP equivalent measurement.

The following table reconciles consolidated OIBDAN to consolidated operating income under U.S. GAAP (in millions).

	March 31,	March 31,
	2009	2008
OIBDAN	$28.4	$26.0
Depreciation and amortization	(4.5)	(5.6)
Non-cash compensation	(0.3)	(0.3)
Operating income	$23.6	$20.1

Cash and Borrowing

The Company had total cash on hand of $87.7 million as of March 31, 2009. Outstanding debt at March 31, 2009 totaled $101.4 million including the current portion of $0.5 million.

Form 10-Q Filing

Additional information concerning the Company’s first quarter results of operations and financial position is included in the Company’s Form 10-Q for the quarter ended March 31, 2009 which was filed today with the Securities and Exchange Commission. A copy of the Company’s 10-Q filing is available on our website at www.ckx.com.

Conference Call

Robert F.X. Sillerman, Chairman and Chief Executive Officer, and Thomas P. Benson, Executive Vice President and Chief Financial Officer, will be hosting a conference call for investors today at 3 pm EDT to discuss the quarterly results. The conference call numbers are:

719-325-4790 (International)
877-874-1567 (United States)

Those interested in listening to the conference call live via the Internet may do so by visiting the Company’s Investor Relations web site at http://ir.ckx.com. To listen to the live call, please go to the web site fifteen minutes prior to its start to register, download, and install the necessary audio software.

An audio replay of the conference call will also be available after the call on the Company’s Investor Relations website.

About CKX, Inc.

CKX, Inc. is engaged in the ownership, development and commercial utilization of entertainment content. To date, the Company has focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in more than 100 countries. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

Forward Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements in this Annual Report regarding our future strategy, future operations, projected financial position, estimated future revenue, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which this Annual Report was filed with the Securities and Exchange Commission (“SEC”). We expressly disclaim any obligation to issue any updates or revisions to our forward-looking statements, even if subsequent events cause our expectations to change regarding the matters discussed in those statements. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders.

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CKX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,660	$101,895
Receivables, net of allowance for doubtful accounts of $882 at March 31, 2009 and $803 at December 31, 2008	49,830	37,085
Due from related party	167	274
Inventories, net of allowance for obsolescence of $688 at March 31, 2009 and $649 at December 31, 2008	1,832	1,988
Prepaid expenses and other current assets	9,479	8,119
Deferred tax assets	3,984	4,941

Total current assets	152,952	154,302
Property and equipment — net	49,948	47,818
Receivables	2,522	3,267
Loans to related parties	1,765	1,765
Other assets	21,340	26,797
Goodwill	107,262	108,771
Other intangible assets — net	123,301	127,403
Deferred tax assets	4,562	5,938

TOTAL ASSETS	$463,652	$476,061

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,012	$19,648
Accrued expenses	23,750	22,373
Current portion of long-term debt	473	489
Income taxes payable	7,224	5,526
Deferred revenue	16,292	30,745

Total current liabilities	59,751	78,781
Long-term liabilities:
Long-term debt	100,956	101,429
Deferred revenue	3,184	3,515
Other long-term liabilities	2,790	2,850
Deferred tax liabilities	21,689	23,744

Total liabilities	188,370	210,319

Redeemable restricted common stock —1,672,170 shares outstanding at March 31, 2009 and December 31, 2008	23,002	23,002
Commitments and contingencies
CKX, Inc. stockholders’ equity:
Preferred stock, $.01 par value, authorized 75,000,000 shares:
Series B — 1,491,817 shares outstanding	22,825	22,825
Series C — 1 share outstanding	—	—
Common stock, $0.01 par value: authorized 200,000,000 shares, 95,656,794 shares issued at March 31, 2009 and 95,634,685 issued at December 31, 2008	957	956
Additional paid-in-capital	377,966	377,617
Accumulated deficit	(94,556)	(106,619)
Common stock in treasury - 3,339,350 shares at March 31, 2009 and December 31, 2008	(7,647)	(7,647)
Accumulated other comprehensive income (loss)	(52,098)	(49,671)

CKX, Inc. stockholders’ equity	247,447	237,461
Noncontrolling interests	4,833	5,279

Total equity	252,280	242,740

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$463,652	$476,061

CKX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except share and per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
Revenue	$81,506	$65,237
Operating expenses:
Cost of sales	28,310	17,071
Selling, general and administrative expenses	19,342	17,504
Corporate expenses	4,175	4,597
Depreciation and amortization	4,438	5,632
Merger and distribution-related costs	—	591
Acquisition-related costs	1,537	—
Other (income) expense	128	(217)

Total operating expenses	57,930	45,178

Operating income	23,576	20,059
Interest income	103	778
Interest expense	(1,050)	(1,617)

Income before income taxes and equity in earnings of affiliates	22,629	19,220
Income tax expense	9,294	8,365

Income before equity in earnings of affiliates	13,335	10,855
Equity in earnings of affiliates	62	1,212

Net income	13,397	12,067
Dividends on preferred stock	(456)	(456)

Net income available to CKX, Inc.	12,941	11,611
Less: Net income attributable to noncontrolling interests	(878)	(397)

Net income attributable to CKX, Inc.	$12,063	$11,214

Income per share:
Basic income per share	$0.13	$0.12

Diluted income per share	$0.13	$0.12

Average number of common shares outstanding:
Basic	93,798,843	97,080,778
Diluted	93,954,400	97,083,350

CKX, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(amounts in thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2009	2008
Cash flows from operating activities:
Net income available to CKX, Inc.	$12,941	$11,611
Adjustments to reconcile net income attributable to CKX, Inc. to net cash provided by operating activities:
Depreciation and amortization	4,438	5,632
Dividends on preferred stock	456	456
Write-off of deferred costs	874	—
Unrealized foreign currency gains and losses	448	(217)
Share-based payments	342	314
Equity in earnings of affiliates, net of cash received	(62)	(1,212)
Deferred income taxes	278	(1,200)
Non-cash interest expense	231	166
Provision for inventory and accounts receivable allowance	112	64
Changes in operating assets and liabilities:
Receivables	(12,431)	(26,462)
Accounts payable and accrued expenses	(6,357)	(3,176)
Deferred revenue	(14,945)	23,138
Income taxes payable	1,698	4,120
Other	4,074	(4,291)

Net cash (used in) provided by operating activities	(7,903)	8,943

Cash flows from investing activities:
Purchases of property and equipment	(3,912)	(2,586)

Net cash used in investing activities	(3,912)	(2,586)

Cash flows from financing activities:
Distributions to non-controlling interest shareholders	(1,324)	(426)
Principal payments on debt	(489)	(464)
Dividends paid on preferred stock	(456)	(456)

Net cash used in by financing activities	(2,269)	(1,346)

Effect of exchange rate changes on cash	(151)	(30)

Net increase (decrease) in cash and equivalents	(14,235)	4,981

Cash and cash equivalents — beginning of period	101,895	50,947

Cash and cash equivalents — end of period	$87,660	$55,928

Supplemental cash flow data:
Cash paid during the period for:
Interest	$519	$1,401
Income taxes	6,515	5,139